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                                                                    EXHIBIT 10.5

                               FRANKLIN BANK CORP.

                         CLASS B STOCKHOLDERS AGREEMENT

         This Franklin Bank Corp. Class B Stockholders Agreement (the "Agreement") is made and entered into by and among Franklin Bank Corp., formerly BK2 Inc., a Delaware corporation (the "Company"); the holders of Class B common stock, par value $0.01 per share ("Class B Common Stock"), of the Company whose names appear on the signature pages of this Agreement under the caption "Class B Common Stock Holders" or who, in connection with the Franklin Merger, have elected to receive, or have been deemed to have elected to receive, Class B Common Stock in the Company; and if applicable, the respective spouses of the Holders.

         1. INTRODUCTION. The Company and the Holders believe that it is in their respective best interests to restrict transfers of the Class B Common Stock with a view to, among other things, (i) minimizing the likelihood of discord and deadlocks and (ii) otherwise assuring the orderly continuity of management, the non-attainment of either of which would result in adverse consequences to the Company. Accordingly, in consideration of the mutual promises contained herein, and on the terms and subject to the conditions set forth herein, the parties hereto have agreed and do hereby agree as follows:

         2.       CERTAIN DEFINITIONS. As used in this Agreement:

                  2.1 The term "Acquisition Proposal" shall mean a bona fide written proposal to a Holder for the acquisition of Stock by the person or entity making such proposal.

                  2.2 The term "Affiliate" with respect to any individual Holder shall mean (i) any Estate Planning Entity of such individual Holder, and
(ii) the legal representative or guardian of such individual Holder appointed during such Holder's lifetime and not as a result of death.

                  2.3 The term "Board" shall mean the Board of Directors of the Company. All determinations by the Board required to be made by the Board pursuant to this Agreement shall be conclusive and binding on the Company and the Holders.

                  2.4      [intentionally omitted]

                  2.5 The term "control," including the correlative terms "controlling," "controlled by," and "under common control with," shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise).

                  2.6 The term "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute ("Code") .

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                  2.7      The term "Control Disposition" shall mean a
Disposition or a series of Related Dispositions that would have the effect of transferring to any transferee or group (as defined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act")) of persons (a "Group") beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of a number of shares of outstanding Class B Common Stock that, in the aggregate, exceeds 50% of the then outstanding shares of Class B Common Stock on a fully-diluted basis (after giving effect to any then exercisable right to acquire shares of Class B Common Stock).

                  2.8 The term "Disposition" shall mean any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation, encumbrance or other disposition of Stock (or any interest therein) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the Stock (or any interest therein) whatsoever, or any other transfer of beneficial ownership of Stock, whether voluntary or involuntary, by operation of law or judicial decree, including, without limitation, any such disposition or transfer as a part of any liquidation of the Holder's assets or any reorganization of a Holder pursuant to the United States or any other bankruptcy law or other similar debtor relief laws. The term "Disposition" shall include a Control Disposition, but shall not include a transfer by Control Offerees (as defined in Section 5.2) pursuant to Section 5.2 and dispositions permitted under Sections
6.8 and 6.9.

                  2.9 The term "Effective Date" shall mean the effective date of the closing of the Franklin Merger.

                  2.10 The term "Eligible Offerees" shall mean the Company and (i) for the purposes of Section 3.1 or Section 3.6, all Class B Common Stock Holders other than the Offeror; (ii) for the purposes of Section 3.2, all Class B Common Stock Holders except the Divorced Holder and the Divorced Spouse; (iii) for purposes of Section 3.3, all Class B Common Stock Holders other than the Surviving Holder and the estate of the Deceased Spouse; (iv) for the purpose of
Section 3.4, all Class B Common Stock Holders other than the Holder required to make the Offer, and (v) for the purpose of Section 3.5, all Class B Common Stock Holders other than the Deceased Holder.

                  2.11 The term "Estate Planning Entity" with respect to any individual Holder shall mean any inter vivos trust, limited partnership, corporation or limited liability company that, at the time of the Disposition of Stock to such inter vivos trust, limited partnership, corporation or limited liability company, is entirely owned beneficially and of record by: (i) such individual Holder, and/or (ii) any one or more inter vivos trusts, limited partnerships, corporations or limited liability companies that is or are entirely owned beneficially and of record by such individual Holder, or (iv) any one or more persons or entities named in clauses (i) or (ii) above.

                  2.12 The term "Franklin Merger" shall mean the merger of BK2 Bank, S.S.B., an interim Texas state savings bank and a wholly-owned subsidiary of the Company ("Merger Subsidiary"), with and into Franklin Bank, S.S.B., a Texas state savings bank ("Franklin"), as contemplated by the Agreement and Plan of Reorganization dated as of October 3, 2001, as amended and supplemented, by and among the Company, Merger Subsidiary and Franklin (the "Reorganization Agreement").

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                  2.13     The terms "Holder" and "Holders" shall mean the Class
B Common Stock Holders.

                  2.14 The term "Initial Public Offering" shall mean an underwritten public offering of Class B Common Stock, or securities into which the Class B Common Stock is, or will be, convertible, pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), after the Franklin Merger; PROVIDED, however, that the term "Initial Public Offering" shall not include any registration statement (i) relating to any capital stock of the Company or options, warrants or other rights to acquire any such capital stock issued or to be issued primarily to directors, officers or employees of the Company, (ii) relating to any employee benefit plan or interests therein, (iii) filed in connection with any business combination or other Rule 145 transaction under the Securities Act or any successor or similar provision, (iv) relating solely to any preferred stock or debt securities of the Company, or (v) first filed prior to the Effective Date.

                  2.15 The term "Other Permitted Transferee" shall mean with respect to any Holder who is a natural person:

                           (i)      any person related by lineal consanguinity
to such Holder or to the spouse of such Holder; and

                           (ii)     the spouse of such Holder or of any person
described in clause (i) above.

For purposes of this definition of Other Permitted Transferee (i) adopted persons shall be considered the natural born child of their adoptive parents; and (ii) lineal consanguinity is that relationship that exists between persons of whom one is descended in a direct line from the other, as between son, father, grandfather, and great-grandfather.

                  2.16 The term "Private Placement" means the receipt by the Company of gross proceeds of not less than $35 million in the Financing, as that term is defined in Section 8.1 of the Reorganization Agreement.

                  2.17 The term "Purchase Price" shall mean (i) with respect to the purchase of the Shares Subject to the Offer under Section 3.1, the price per share set forth in the Acquisition Proposal; (ii) with respect to the purchase of shares of Class B Common Stock that are Shares Subject to the Offer under Sections 3.2, 3.3, 3.4 and 3.6, and the purchase of the Class B Common Stock purchased by a Divorced Holder or a Surviving Holder under Sections 3.2 and 3.3, the net book value per share of the Class B Common Stock, as determined in good faith by the Board with the assistance of the Company's independent public accountants, as of the end of the month immediately preceding the making of the Offer (as defined in Sections 3.2 through 3.4 and Section 3.6); (iii) with respect to the purchase of Shares Subject to the Offer under Section 3.5, the fair market value per share of the Class B Common Stock, as determined in good faith by the Board, as of the end of the month immediately preceding the date of the Deceased Holder's death; and (iv) with respect to any foreclosure or transaction in lieu of foreclosure occurring as a result of a Disposition permitted by Section 6.10, the net book value per share of the Class B Common Stock, as determined in good faith by the Board, as of the end of the month

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immediately preceding the foreclosure or transaction in lieu of foreclosure.
Neither the Company nor any director, officer or employee thereof shall have any liability with respect to the valuation of any Stock bought or sold at the Purchase Price, as determined pursuant to this Section 2.17, even though the Purchase Price as so determined may be more or less than the actual fair market value thereof.

                  2.18 The term "Related Disposition" shall mean a Disposition or series of Dispositions of Stock or rights to acquire Stock by the Company and/or one or more Holders to any person or Group (i) within any 120-day period or (ii) pursuant to a common agreement or plan of disposition among the sellers, whether written or oral.

                  2.19 The term "Required Voting Percentage" shall mean seventy percent (70%) of the shares of Class B Common Stock outstanding and subject to this Agreement as of the date that the vote is taken.

                  2.20 The term "Shares Subject to the Offer" shall mean (i) with respect to an Offer under Section 3.1, all shares of Stock subject to the Acquisition Proposal; (ii) with respect to an Offer under Section 3.2, all shares of Stock transferred to, retained by, or vested in the Divorced Spouse (as defined therein) and not elected to be purchased by the Divorced Holder (as defined therein) within the time limits specified therein; (iii) with respect to an Offer under Section 3.3, all shares of Stock vesting in or transferable to any heir or legatee of the deceased spouse (other than the Surviving Holder) and not elected to be purchased by the Surviving Holder (as defined therein) within the time limits specified therein; (iv) with respect to an Offer under Section 3.4, all shares of Stock owned by the Holder making such Offer, (v) with respect to an Offer under Section 3.5, such shares of Stock owned by the Deceased Holder (as defined therein) which would be transferable to any heir or legatee of the Deceased Holder except an Other Permitted Transferee, (vi) with respect to an Offer under Section 3.6, all shares of Stock owned by the Holder who has effected the Indirect Disposition (as defined in Section 3.6), and (vii) with respect to any foreclosure or transaction in lieu of foreclosure described in
Section 6.10 of this Agreement, all of the shares of Class B Common Stock constituting the Collateral (as defined in Section 6.10).

                  2.21 The term "Stock" shall mean (i) all shares of Class B Common Stock owned by each Holder on the Effective Date; (ii) all shares of Class B Common Stock hereafter issued by the Company to or acquired by any Holder, whether in connection with a purchase, issuance, grant, stock split, stock dividend, reorganization, warrant, option, convertible security, right to acquire or otherwise; (iii) all securities of the Company or any other corporation or entity which any Holder acquires in respect of his, her or its shares of Class B Common Stock in connection with any exchange, merger, consolidation, recapitalization, reorganization or other transaction to which the Company is a party; and (iv) all shares of Class B Common Stock owned by any person or entity who becomes subject to this Agreement pursuant to the terms of this Agreement. All references herein to the Stock owned by a Holder include the community interest or similar marital property interest, if any, of the spouse of such Holder in such Stock.

         3. GENERAL RULE. No Holder shall make any Disposition of any Stock, directly or indirectly, through an Affiliate or otherwise (regardless of the manner in which such Holder initially acquired such Stock), without compliance with the provisions of this Agreement.

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                  3.1      ACQUISITION PROPOSAL. If a Holder desires, and is
permitted under Section 8, to make a Disposition of any Stock (except as provided in Sections 3.2 through 3.5 or pursuant to the applicable provisions of
Section 6), such Disposition may be made only if an Acquisition Proposal is received by such Holder with respect thereto, and then only in compliance with this Agreement. Upon receipt of an Acquisition Proposal that such Holder is permitted hereunder to accept and desires to accept, such Holder (the "Offeror") shall offer ("Offer"), by giving written notice to the Company, to sell the Shares Subject to the Offer to the Eligible Offerees. Offers under this Section
3.1 shall (i) be sent by the Offeror to the Company, which in turn shall deliver copies thereof to the Eligible Offerees within five days after its receipt thereof, (ii) state the consideration offered for and the number of Shares Subject to the Offer, (iii) contain a copy of the Acquisition Proposal, and (iv) be irrevocable for so long as any Eligible Offeree has the right pursuant to the terms of this Agreement to purchase any Shares Subject to the Offer. In addition, the Offeror shall provide to the Company all information required by
Section 5.1 and all other information with respect to the Acquisition Proposal and the proposed transferee reasonably requested by the Company to evaluate the Acquisition Proposal and verify the bona fide nature thereof.

                  3.2 DIVORCE OF HOLDER. If the marital relationship of a Holder is terminated by divorce, and pursuant to such divorce or any property settlement in connection therewith, any Stock previously registered in the name of such Holder (the "Divorced Holder") (or any interest therein) is transferred to, retained by, or vested in the spouse of the Divorced Holder (the "Divorced Spouse"), the Divorced Holder shall promptly notify the Company of such event. The Divorced Holder shall have the option to purchase all or any portion of the Divorced Holder's Stock (and the interests therein) transferred to, retained by, or vested in the Divorced Spouse by virtue of the divorce decree or property settlement or by operation of the community property or similar marital property laws for the Purchase Price, and the Divorced Spouse shall be obligated to sell such Stock (and interests therein) to the Divorced Holder for the Purchase Price. The option must be exercised, and the purchase must be consummated, within 30 days after the earlier to occur of the Stock (or interest therein) being transferred to, retained by, or vested in the Divorced Spouse. The option shall be exercised by the Divorced Holder giving written notice of exercise to the Divorced Spouse, with a copy to the Company. Within five days after the expiration of such 30-day period, the Divorced Holder shall deliver written notice to the Company as to whether the Divorced Holder has purchased all of the Stock (and all interests therein) (the "Divorce Purchase Notice") so transferred to, retained by, or vested in the Divorced Spouse. If the Divorce Purchase Notice states that the Divorced Holder has not purchased all such Stock (and all interests therein), or if no such notice is delivered to the Company within such five-day period, the Divorced Spouse shall be deemed to have made an irrevocable offer ("Offer") of all such Stock (and all interests therein) to the Eligible Offerees to be accepted in accordance with Section 4. The Company shall, and is authorized by the Holders and their respective spouses to, deliver, within five days after the Company's receipt of the Divorce Purchase Notice (if such notice is delivered within the time required) or evidence satisfactory to it that all such Stock (and all interests therein) were not purchased by the Divorced Holder within such 30-day period (if the Divorce Purchase Notice is not delivered within the time required), written notice of the Offer to the Eligible Offerees stating that all such Stock (and all interests therein) are Shares Subject to the Offer pursuant to this Section 3.2.

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                  3.3      DEATH OF SPOUSE. If the spouse of a Holder dies (the
"Deceased Spouse") and all or any portion of the Stock registered in the name of such Holder (the "Surviving Holder") vests in or is transferable to any heir or legatee of the Deceased Spouse other than the Surviving Holder, the Surviving Holder shall promptly notify the Company of such event. The Surviving Holder shall have the option to purchase all or any portion of the Stock vesting in or transferable to such heir or legatee for the Purchase Price, and such heir or legatee and the estate of the Deceased Spouse shall be obligated to sell such Stock to the Surviving Holder for the Purchase Price. The option must be exercised, and the purchase must be consummated, within 30 days after the last to occur of (i) the entry of an order of a probate or similar court having jurisdiction over the estate of the Deceased Spouse (A) admitting to probate the will of the Deceased Spouse or (B) determining the heirs of the Deceased Spouse if the Deceased Spouse is determined to have died intestate, or (ii) the appointment of the executor, administrator or legal representative of the estate of the Deceased Spouse. The option shall be exercised by the Surviving Holder giving written notice of exercise to the executor, administrator or legal representative of the Deceased Spouse's estate, with a copy to the Company. Within five days after the expiration of such 30-day period, the Surviving Holder shall deliver written notice to the Company (the "Deceased Purchase Notice") as to whether the Surviving Holder has purchased all of the Stock vesting in or transferable to any such heir or legatee. If the Deceased Purchase Notice states that the Surviving Holder has not purchased all such Stock, or if no Deceased Purchase Notice is delivered to the Company within such five-day period, all such heirs and legatees shall be deemed to have made an irrevocable offer ("Offer") of all such Stock to the Eligible Offerees to be accepted in accordance with Section 4. The Company shall, and is authorized by the Holders and their respective spouses to, deliver, within five days after the Company's receipt of the Deceased Purchase Notice (if such notice is delivered within the time required) or evidence satisfactory to it that all such Stock was not purchased by the Surviving Holder within such 30-day period (if the Deceased Purchase Notice is not delivered within the time required), written notice of the Offer to the Eligible Offerees stating that all such Stock are Shares Subject to the Offer pursuant to this Section 3.3.

                  3.4      BANKRUPTCY. If any of the following occur:

                           (i)      any Holder shall (A) voluntarily be
adjudicated as bankrupt or insolvent, (B) consent to or not contest the appointment of a receiver or trustee for such Holder or for all or any part of such Holder's property, (C) file a petition seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States, any state, or any other competent jurisdiction, (D) make a general assignment for the benefit of his, her or its creditors, or (E) become insolvent; or

                           (ii)(A)(1)        a petition is filed against a
Holder seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States, any state, or any other competent jurisdiction, or (2) a court of competent jurisdiction enters an order, judgment or decree appointing a receiver or trustee for a Holder or all or any part of such Holder's property, and (B) such petition, order, judgment or decree is not discharged or stayed and does not remain discharged or stayed within a period of 60 days after its entry;

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then such Holder shall promptly notify the Company of such event (the
"Bankruptcy Notice"), and such event shall be deemed an irrevocable offer ("Offer") of all Stock owned by such Holder to the Eligible Offerees to be accepted in accordance with Section 4. The Company shall, and is authorized by the Holders and their respective spouses to, deliver, within five days after the Company's receipt of the Bankruptcy Notice (if such notice is delivered) or evidence satisfactory to it that any such event occurred (if the Bankruptcy Notice is not delivered), written notice of the Offer to the Eligible Offerees stating that all such Stock constitutes Shares Subject to the Offer pursuant to this Section 3.4.

                  3.5 DEATH OF HOLDER. If the Holder dies (the "Deceased Holder") and all or any portion of the Stock registered in the name of the Deceased Holder vests in or is transferable to any heir or legatee of the Deceased Holder other than an Other Permitted Transferee, the executor or administrator of the Deceased Holder shall promptly notify the Company of such event, and such event shall be deemed an irrevocable Offer ("Offer") of such Stock owned by the Deceased Holder to the Eligible Offerees to be accepted in accordance with Section 4. The Company shall, and is authorized by the Holders and their respective spouses to, deliver, within five days after the Company's receipt of such notice (if such notice is delivered) or evidence satisfactory to it of the death of the Deceased Holder (if such notice is not delivered), written notice of the Offer to the Eligible Offerees stating that all such Stock constitutes Shares Subject to the Offer pursuant to this Section 3.5.

                  3.6 INDIRECT TRANSACTION. If a transaction involving a change of ownership interest or voting power of a Holder is entered into for the purpose or with the effect of avoiding the restrictions on the transferability of the Stock provided herein (an "Indirect Transaction"), such transaction shall be deemed a Disposition by such Holder. In such event, the Company, after its receipt of evidence satisfactory to it that an Indirect Disposition has occurred, shall give written notice of such Indirect Disposition to the Holder and the Eligible Offerees, and such notice (the "Indirect Transaction Notice") will be deemed an irrevocable offer of all Stock owned by the Holder who has effected the Indirect Transaction to the Eligible Offerees to be accepted in accordance with Section 4. In the Indirect Transaction Notice, the Company, on behalf of the Holder ("Offeror"), shall offer ("Offer") to sell all Shares Subject to the Offer to the Eligible Offerees for the Purchase Price; PROVIDED, however, that if the Private Placement shall be effected in whole or in part through the sale of additional shares of Class B Common Stock to any Holder, such transaction shall not be considered an Indirect Transaction. Offers under this Section 3.6 shall (i) be sent by the Company to the Eligible Offerees within five days after receipt of evidence satisfactory to it that an Indirect Disposition has occurred, (ii) contain a description of the transaction in reasonable detail, and (iii) be irrevocable for so long as any Eligible Offeree has the right to purchase any Shares Subject to the Offer.

         4.       PROCEDURES; PRICE.

                  4.1 COMPANY. The Company shall have the first right, for 10 days after its receipt of an Offer made pursuant to Sections 3.1, 3.2, 3.3, 3.4, 3.5 or 3.6, to accept the Offer for all or any portion of the Shares Subject to the Offer. If the Company does not have sufficient surplus to permit it lawfully to purchase all or any portion of the Shares Subject to the Offer, the Holders, promptly upon written request by the Company, shall take such action to vote their respective shares of Class B Common Stock to reduce the stated capital of the Company to the

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extent permitted by law or to authorize such other actions not materially detrimental to the Holders as may be necessary or appropriate to enable the Company, if possible, to lawfully purchase such Shares Subject to the Offer.

                  4.2 OTHER ELIGIBLE OFFEREES. If the Company accepts the Offer with respect to all of the Shares Subject to the Offer within the 10-day period specified in Section 4.1, the Company shall give written notice thereof, within 5 days of the expiration of such 10-day period, to any Holder, or any other party, required to sell the Shares Subject to the Offer. If, however, the Company does not accept the Offer with respect to all or any portion of the Shares Subject to the Offer within the 10-day period specified in Section 4.1, the Company shall give written notice thereof, within 5 days of the expiration of such 10-day period (the "Partial Purchase Notice"), to the other Eligible Offerees. The other Eligible Offerees shall have the right, for 30 days after the receipt of the Partial Purchase Notice, to accept the Offer for the remaining Shares Subject to the Offer pro rata among such Eligible Offerees, in accordance with each Eligible Offeree's ownership interest of the outstanding Class B Common Stock of the Company, without taking into account the interests in the Company represented by the Shares Subject to the Offer, unless such Eligible Offerees shall agree otherwise. If the accepting Eligible Offerees, other than the Company ("Accepting Eligible Offerees"), do not accept the Offer for all of the remaining Shares Subject to the Offer, then the Company shall have the right, in conjunction with the Accepting Eligible Offerees, for 10 days after the expiration of the 30-day purchase period provided in the preceding sentence of this Section 4.2 to elect to purchase all, but not less than all, of the then remaining Shares Subject to Offer (the "Second Chance Offer") pro rata among the Accepting Eligible Offerees and the Company, in accordance with the interests of the Accepting Eligible Offerees and the Company with respect to the Shares Subject to the Offer accepted before the Second Chance Offer, unless the Accepting Eligible Offerees and the Company shall agree otherwise.

                  4.3      CERTAIN EFFECTS OF OFFERS.

                           (i)      In the case of an Offer made under Section
3.1, if the Eligible Offerees do not accept the Offer for all of the Shares Subject to the Offer, the Offeror desiring to make the Disposition shall be permitted, subject to compliance with Sections 5.1 and 8, at any time or times within 30 days after the expiration of all rights of the Eligible Offerees to accept such Offer, to make a Disposition of all (but not less than all) of the Shares Subject to the Offer; PROVIDED, however, that no such Disposition shall be made at a lower price or on more favorable terms or to any person other than specified in the Acquisition Proposal; AND PROVIDED FURTHER, that if such Disposition is a Control Disposition, the Offeror must comply with Section 5.2 before making any such Disposition, and the 30-day period provided for in
Section 4.2 shall be extended by the Board for such time as it may determine to be appropriate to permit compliance by the Offeror with Section 5.2. If the selling Holder shall fail to make such Disposition within such 30-day period, the provisions of Section 3 and 4 must be complied with anew.

                           (ii)     In the case of an Offer made under Section
3.2, if the Divorced Holder and the Eligible Offerees do not accept the Offer for all the Shares Subject to the Offer, then the Shares Subject to the Offer may be transferred to, retained by or vested in the Divorced Spouse. In such event, the Divorced Spouse shall execute an Adoption Agreement with respect

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to the shares transferred to, retained by or vested in the Divorced Spouse, as required by Section 7 of this Agreement.

                           (iii)    In the case of an Offer made under Section
3.3, if the Surviving Holder and the Eligible Offerees do not accept the Offer for all the Shares Subject to the Offer, then the Shares Subject to the Offer may be transferred to or vested in the heirs or legatees of the Deceased Spouse other than the Surviving Holder. In such event, the heirs and legatees of the Deceased Spouse shall execute an Adoption Agreement with respect to the shares transferred to or vested in them, as required by Section 7 of this Agreement.

                           (iv)     In the case of an Offer made under Section
3.4, if the Eligible Offerees do not accept the Offer for all the Shares Subject to the Offer, then the Shares Subject to the Offer may be transferred to or vested in the person to whom the court having jurisdiction of such Holder or such Holder's property shall decree. In such event, transferee shall execute an Adoption Agreement with respect to the shares transferred to or vested in it, as required by Section 7 of this Agreement.

                           (v)      In the case of an Offer made under Section
3.5, if the Eligible Offerees do not accept the Offer for all of the Shares Subject to the Offer, the Disposition by Deceased Holder of all Shares Subject to the Offer shall be allowed to be made to the heirs and legatees of the Deceased Holder; PROVIDED, that if such Disposition is a Control Disposition, the estate of the Deceased Holder must comply with Section 5.2 before making any such disposition, and the 30-day period provided for in Section 4.2 shall be extended by the Board for such time as it may determine to be appropriate to permit compliance with Section 5.2.

                           (vi)     In the case of an Offer made under Section
3.6, if the Eligible Offerees do not accept the Offer for all of the Shares Subject to the Offer, the Indirect Disposition by the Holder shall be permitted on such conditions as the Company shall impose to effect the purpose of this Agreement.

                           (vii)    All Stock transferred in accordance with the
provisions of this Agreement to any Eligible Offeree (other than the Company) or to any third party, and all Stock that remains undisposed of after compliance with the provisions of this Agreement, shall remain bound by and subject to the provisions of this Agreement.

                  4.4 ACCEPTANCE; CLOSING. Any Accepting Eligible Offeree shall evidence such Accepting Eligible Offeree's acceptance or election to purchase its share of the remaining Shares Subject to the Offer by delivering to the Company, within 5 days of the expiration of the 30-day period referenced in
Section 4.2, a written notice of intent to purchase such Shares Subject to the Offer. The Company, in turn, shall promptly give written notice to any Holder, or any other party, required to sell the Shares Subject to the Offer and to all Accepting Eligible Offerees, of its receipt of such notices (the "Receipt Notice") and shall include in such Receipt Notice a copy of all such Accepting Eligible Offerees acceptance or election notices; PROVIDED, that if the Accepting Eligible Offerees and/or the Company shall not have elected to purchase all of the Shares Subject to the Offer, the Receipt Notice shall so state and also shall state that the Company and the Accepting Eligible Offerees have the Second Chance Offer, as specified in Section 4.2, to elect to purchase all, but not less than all, the then remaining Shares Subject to the

Offer. The Company and the Accepting Eligible Offerees, after receipt of the Receipt Notice, shall evidence their acceptance of election to purchase the shares remaining under the Second Chance Offer by delivering to the Company, within 5 days of the expiration of the 10-day period referenced in Section 4.2, a written notice of intent to purchase their respective portions of the shares under the Second Chance Offer. The Company, in turn, shall promptly give written notice to any Holder, or any other party, required to sell the Shares Subject to the Offer of its receipt of such notices (the "Second Receipt Notice") and shall include in such Second Receipt Notice a copy of all such Accepting Eligible Offerees second acceptance or election notices. If the Accepting Eligible Offerees and/or the Company have elected to purchase all of the Shares Subject to the Offer without the necessity of the Second Chance Offer, the purchase and sale of the Shares Subject to the Offer shall be consummated at a closing held at the Company's principal office (unless otherwise agreed) within 30 days after the delivery of the Receipt Notice. If the Accepting Eligible Offerees and/or the Company have elected to purchase all of the Shares Subject to the Offer after the occurrence of the Second Chance Offer, the purchase and sale of the Shares Subject to the Offer shall be consummated at a closing held at the Company's principal office (unless otherwise agreed) within 40 days after the expiration of the delivery of the Receipt Notice. At the closing, the purchasing Eligible Offeree(s) shall deliver payment of the Purchase Price as provided in
Section 4.5 to the transferor of the Stock or such transferor's representative, and the transferor of the Stock or such transferor's representative shall deliver to the purchasing Eligible Offeree(s) (i) the certificate(s) representing the Shares Subject to the Offer duly endorsed for transfer or accompanied by a duly executed stock power and (ii) evidence of good title to the Shares Subject to the Offer, the absence of any liens, claims or other encumbrances with respect thereto, and such other matters as are necessary for the proper transfer thereof to the purchasing Eligible Offeree(s) on the stock transfer records of the Company. The failure of any purchasing Eligible Offeree to consummate the purchase of all or any portion of the Shares Subject to the Offer that such Eligible Offeree has elected to purchase shall constitute a waiver by the defaulting purchaser of his, her or its rights with respect to the Shares Subject to the Offer. In such event, the selling Holder shall be permitted, subject to compliance with Sections 5.1 and 8 and upon 10 days written notice to the other Eligible Offerees (the "Default Notice"), during a period of 30 days after the delivery of the Default Notice, to accept the Offer and to make a Disposition of all (but not less than all) of the Shares Subject to the Offer pursuant to the Offer in the manner permitted by Section 4.3.

                  4.5 PAYMENT OF PURCHASE PRICE. The Purchase Price of any Shares Subject to the Offer purchased by any Eligible Offeree under Section 3.1 shall be paid in such form as is set forth in the Acquisition Proposal. The Purchase Price of any Shares Subject to the Offer purchased by any Eligible Offeree under Sections 3.2 through 3.5 shall be paid in the form of a cashier's check or such other form of consideration acceptable to the selling Holder.

         5.       MATERIAL AGREEMENTS; CONTROL DISPOSITIONS.

                  5.1 MATERIAL AGREEMENTS. Notwithstanding anything in this Agreement to the contrary, no Holder shall make any Disposition (including, without limitation, a Disposition pursuant to Section 3 or 6 (other than Section 6.8) which, in the Company's reasonable judgment (as evidenced by a resolution of the Board), would cause a material breach, default, event of default, or acceleration of payments, or which would require the Company to make any mandatory repurchase offer, mandatory repurchase, mandatory redemption, mandatory prepayment, or any other penalty, liquidated damages or other similar payment under any loan agreement, note, indenture or other agreement or instrument to which the Company is a party and under which the debt or liability of the Company exceeds $1,000,000 ("Material Agreement"). Before attempting to make any Disposition, each Holder desiring or required to make the Disposition shall (i) give written notice (the "Notice") to the Company describing the proposed Disposition and the proposed transferee in reasonable detail and setting forth the number of shares of Stock as to which such Holder desires to make a Disposition, and (ii) provide such other information concerning the Disposition as the Company may reasonably request. If, in the Company's reasonable judgment (as evidenced by a resolution of the Board), the proposed Disposition would cause a material breach, default, event of default, or acceleration of payments, or would require the Company to make any mandatory repurchase offer, mandatory repurchase, mandatory redemption, or mandatory prepayment, or any other penalty, liquidated damages or other similar payment under any Material Agreement, then the Company, within 30 days after receipt of the Notice, shall give written notice to such Holder of such determination, the proposed Disposition may not be made, and any attempt to make such Disposition shall be null and void; PROVIDED, however, that any such determination by the Company shall not prevent such Holder from making a Disposition to other Eligible Offerees or third parties upon compliance with all of the terms and conditions of this Agreement with respect to such Disposition, including the terms and conditions of this Section 5.1, that does not have any of the effects described in this Section 5.1 under any Material Agreement. If the Company approves a proposed Disposition but any shares of Stock with respect to which approval has been given are not actually transferred within 30 days after the date of such approval (or, if such Disposition is a Control Disposition, as such 30-day period may be extended by the Board for purposes of compliance with Section 5.2), then the provisions of this Agreement shall apply to any subsequent transaction affecting such Stock (or any interest therein).

                  5.2 CONTROL DISPOSITIONS. Notwithstanding anything contained in this Agreement to the contrary, no Holder shall make or participate in any Control Disposition (other than pursuant to Section 6.8) without first complying with Sections 3, 4, 5 and 8. Any Holder desiring or required to make or participate in a Control Disposition ("Control Offeror"), after complying with Sections 3, 4, 5.1 and 8, shall give a written notice ("Control Disposition Offer") to all other Holders ("Control Offerees") (i) describing the proposed Control Disposition and the proposed transferee in reasonable detail and setting forth the number of shares of Stock as to which the Control Offeror desires to make a Control Disposition and (ii) providing each Control Offeree, at the election of the Control Offeror, with the right to elect (by written notice to the Company within ten (10) days after receipt of the Control Disposition Offer) to dispose of to the Control Offeror, at the same price, for the same type of consideration and on the same terms that the beneficial ownership of the Control Offeror's Stock is to be transferred in the Control Disposition, a number of shares of the Class B Common Stock of the Company held by such Control Offeree equal to the number of outstanding shares of Class B Common Stock of the Company proposed to be transferred in the Control Disposition multiplied by a fraction, the numerator of which is the number of shares of Class B Common Stock of the Company owned by such Control Offeree and the denominator of which is the number of shares of Class B Common Stock of the Company owned by all Control Offerees.

         The Company shall establish reasonable procedures, in addition to those specified herein, to implement the provisions of this Section 5.2. No Control Disposition may be made unless, contemporaneously therewith, the Control Offerees receive the amounts to which they are entitled under this Section 5.2. If the Control Disposition described in the Control Disposition Offer is not consummated in the manner described in the Control Disposition Offer within 60 days after the delivery of the Control Disposition Offer, such Control Disposition shall not be made and all of the provisions of this Agreement shall apply to any subsequent transaction affecting the Stock or any interest therein.

         6. PERMITTED DISPOSITIONS. The following Dispositions shall be permitted without compliance with the provisions of Section 3 and 4; PROVIDED, however, Sections 5 and 8 shall apply to the following Dispositions:

                  6.1      between Holders;

                  6.2      by any Holder to the Company;

                  6.3 by any Holder which is a trust, partnership, corporation or limited liability company to any entity that controls, or is controlled by, or is under common control with such Holder, or from any entity that controls, or is controlled by, or is under common control with such Holder;

                  6.4 by any individual Holder during such Holder's lifetime to any of such Holder's Affiliates, provided that a Disposition to a Holder's spouse under this Section 6.4 must be made during marriage and not incident to divorce;

                  6.5 to any individual Holder during such Holder's lifetime by any of such Holder's Affiliates; provided that a Disposition by a Holder's spouse to such Holder under this Section 6.5 must be made during marriage and not incident to divorce;

                  6.6 by Hyperion BK2 L.P. to any of its respective Associates, and by any such Associate to any such entity or any Associates of such entity (the term "Associate," as used herein, shall mean, with respect to any such entity, (i) any entity controlling, controlled by, or under common control with such entity, (ii) any shareholder, partner, director, officer or employee (and their respective Affiliates) of such entity, and (iii) as to Hyperion, any consultants of Hyperion (and their respective Affiliates);

                  6.7 by any Holder to any person who becomes a director, officer or employee of the Company or a direct or indirect majority-owned subsidiary of the Company after the Effective Date;

                  6.8 by any Holder which is a trust, partnership, corporation or limited liability company to the record owners of such Holder, if any, or the beneficiaries of such Holder as a distribution pursuant to law, the governing instrument or charter of such Holder, on the dissolution of such Holder;

                  6.9 by any Holder to any direct or indirect majority-owned subsidiary of the Company; and

                  6.10 by any Holder to a bank or other financial institution ("Lender") as collateral for the purpose of securing a loan to such Holder; PROVIDED, that upon the earlier of the date the Lender agrees to make a loan to the Holder or the date that the certificates representing the shares of Class B Common Stock securing the loan (the "Collateral") are delivered to the Lender, the Lender shall deliver to the Company the Lender's written agreement, in form and substance satisfactory to the Company, confirming that (a) the Lender is aware of and agrees to comply with the terms of this Agreement in any transaction relating to the Collateral, including the procedures set forth in this Agreement relating to foreclosures and transactions in lieu of foreclosure, and (b) the Collateral shall at all times during the pledge or other security arrangement remain subject to the terms of this Agreement. Prior to a foreclosure or transaction in lieu of foreclosure, Lender shall give written notice of the pendency of such event to the Company, who will forward the notice to the Eligible Offerees, and such notice (the "Foreclosure Notice") will be deemed an irrevocable offer ("Offer") of the Collateral to the Eligible Offerees to be accepted in accordance with Section 4. In the Foreclosure Notice, Lender shall make the Offer to sell the Shares Subject to the Offer to the Eligible Offerees for the Purchase Price.

                  6.11 by any Holder to any Other Permitted Transferee on the death of such Holder;

PROVIDED, however, that as a condition precedent to any such permitted Disposition (other than a Disposition pursuant to Section 6.1 or 6.2), any person (including such person's spouse, if any) or entity (other than the Company) intending to acquire the Stock to be disposed of shall, except as otherwise provided in Section 7, become a party to this Agreement by executing an Adoption Agreement, in the form attached as SCHEDULE I or in any other form satisfactory to the Company, whereupon such person or entity shall be deemed a "Class B Common Stock Holder," and shall have all of the rights and obligations of a "Class B Common Stock Holder," under this Agreement, and such Stock shall be subject to the provisions of this Agreement.

         7. ADDITIONAL PARTIES. The Company shall not issue any shares of Class B Common Stock to any person or entity unless such person or entity shall become a party hereto by executing an Adoption Agreement in the form attached hereto as Schedule I or in any other form satisfactory to the Company ("Adoption Agreement"). If required under this Agreement, or as authorized by the Board, or upon the written approval of the holders of at least the Required Voting Percentage, any person that acquires any Stock after the Effective Date shall or may become a party to this Agreement by executing an Adoption Agreement, whereupon such person or entity shall be deemed a "Class B Common Stock Holder," and shall have all of the rights and obligations of a "Class B Common Stock Holder," whichever is appropriate, under this Agreement, and such Stock shall be subject to the provisions of this Agreement.

         8.       STANDSTILL AGREEMENT; SECURITIES MATTERS.

                  8.1 STANDSTILL. If the Company is engaged in an underwritten public offering of its securities, no Holder will make any Disposition of Stock on any securities exchange, in any interdealer quotation system, in the over-the-counter or any other public trading market for whatever period of time the Company (upon recommendation of its underwriters) requests by written notice to each Holder; provided, however, that (i) such request shall not be for a period extending longer than 90 days after the later of (A) the effective date of the registration statement relating to such public offering, or (B) the date of the underwriting agreement relating to such public offering; and (ii) all Holders are subject to the same request to restrict Dispositions. If an underwritten public offering of securities giving rise to the obligations set forth in this
Section 8.1 will result in the termination of this Agreement pursuant to Section 12, then the provisions of this Section 8.1 shall survive the termination of this Agreement for 90 days after the Initial Public Offering, after which such provisions shall terminate.

                  8.2 SECURITIES LAWS. No Holder shall make any Disposition if such action would constitute (i) a violation of the registration requirements of any federal or state securities or blue sky laws, (ii) a breach of any condition to any exemption from registration of the Stock under any such laws, or (iii) a breach of any undertaking or agreement of such Holder entered into pursuant to such laws or in connection with obtaining an exemption thereunder. The Company shall not transfer any Stock on its stock transfer records unless prior thereto the Holder provides the Company with an unqualified written opinion of legal counsel, which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company, to the effect that the proposed Disposition is in compliance with this Section 8.2. Any certificate representing shares of Stock shall bear appropriate legends restricting the sale or other transfer of such Stock in accordance with applicable federal or state securities or blue sky laws and in accordance with the provisions of this Agreement. The provisions of this Section 8.2 shall survive the termination of this Agreement for the maximum period permitted by applicable law.

         9. VOTING OF STOCK. The Company and the Class B Common Stock Holders acknowledge the provisions of Section 1.8 of the Reorganization Agreement requiring the Company, during the time period specified by, and subject to the limitations contained in, such section (i) to cause the Franklin Nominees (as that term is defined in the Reorganization Agreement) to be elected or appointed to serve on the Board of Directors of the Company immediately after the Effective Time, and (ii) to include the Franklin Nominees in the Company's recommended slate of nominees for election to its board of directors. The Class B Common Stock Holders agree that if the Company is required by Section 1.8 of the Reorganization Agreement to include the Franklin Nominees in the Company's recommended slate of nominees for election to its board of directors, each Class B Common Stock Holder, at any meeting of the Holders of Stock, however called, and in any other circumstances in which the vote, consent or other approval of the Holders is sought, will vote or cause to be voted (including by written consent, if applicable) all of the Holder's shares of Stock in favor of the election of the Franklin Nominees to the Company's board of directors. Each Holder shall remain free to vote his, her or its shares of Stock in his, her or its discretion as to all other matters.

         10. LEGEND; STOP TRANSFER INSTRUCTIONS. The Company shall place a legend on the reverse side of all certificates representing shares of Stock now owned or hereafter acquired by the Holders and any transferee to provide notice of the existence of this Agreement and its applicability to any Disposition thereof. The legend shall be in substantially the following form:

                  BY THE TERMS OF A STOCKHOLDERS AGREEMENT, CERTAIN RESTRICTIONS HAVE BEEN PLACED UPON THE TRANSFERABILITY AND VOTING OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

         THE COMPANY WILL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

The Company also shall place stop transfer instructions with respect to such shares of Stock in the stock transfer records for such purpose.

         11. BREACH. Any Disposition or attempted Disposition in breach of this Agreement shall be void and of no effect. Notwithstanding the foregoing, the Company may treat any such voided Disposition as an Offer pursuant to Paragraph 3.6. In such event, the date of the Offer shall be deemed to be the date that the Company, after its receipt of evidence satisfactory to it that such voided Disposition has been attempted, gives written notice of such voided Disposition to the Eligible Offerees. In connection with any such voided Disposition, the Company may hold and refuse to transfer any Stock or certificate therefor tendered for transfer, in addition and without prejudice to any and all other rights and remedies which may be available to the Company or the Holders.

         12.      TERMINATION. This Agreement shall terminate automatically upon
(i) the dissolution of the Company, (ii) the occurrence of any event which reduces the number of Holders to one in accordance with the terms hereof, (iii) the completion of an Initial Public Offering, (iv) the written approval of the holders of at least the Required Voting Percentage, or (v) the expiration of 10 years after the Effective Date; PROVIDED, however, that the provisions of
Section 8 shall survive such termination to the extent and for the periods set forth therein.

         13.      MISCELLANEOUS PROVISIONS.

                  13.1 ULTIMATE DISPOSITION. If a Holder disposes of all of such Holder's Stock in accordance with this Agreement, such Holder shall cease to be a party to this Agreement and shall have no further rights or obligations hereunder.

                  13.2 SPOUSES. The spouses of the individual Holders, by their execution of this Agreement, (i) evidence that they are fully aware of, understand and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property or similar marital property interests in the Stock that they may now or hereafter own, and (ii) agree that the termination of their marital relationship with any individual Holder for any reason shall not have the effect of removing any Stock otherwise subject to this Agreement from the coverage hereof. Each individual Holder shall cause his or her spouse (and any subsequent spouse) to execute and deliver, within thirty days after the request of the Company, a counterpart of this Agreement or an Adoption Agreement, or any other form satisfactory to the Company.

                  13.3 APPOINTMENT OF COMPANY. Each Holder and such Holder's spouse, if any, (i) appoint the Company as their agent and attorney to make the Offers and take all actions required under Sections 3.2 through 3.6 and Sections 10 and 11 and to execute any required Adoption Agreement on their behalf, and
(ii) expressly bind themselves to such Offers and the Company's execution of any such Adoption Agreement without further action on their part. Such powers-of-attorney granted herein are deemed to be coupled with an interest in the Stock and shall survive the death, disability, bankruptcy or dissolution of such Holder or such Holder's spouse, if any. This power of attorney is durable and not affected by subsequent disability or incapacity of the principal.

                  13.4 COMPANY'S OBLIGATIONS. The obligations of the Company under this Agreement shall be subject to compliance with the Home Owners' Loan Act, the Texas Savings Bank Act, the rules and regulations thereunder, and all other applicable laws, rules and regulations.

                  13.5 CHANGES IN STOCK. If there is any change in the Stock by way of stock split, reverse stock split, stock dividend, reclassification, merger, consolidation, reorganization, recapitalization, or any other means, then all appropriate adjustments to the provisions hereof shall be made so that the rights and obligations of the parties hereto under this Agreement shall continue with respect to the Stock as so changed.

                  13.6 NOTICES AND OTHER COMMUNICATIONS. All notices, requests and other communications required or permitted to be given to the Company, any Holder or the spouse or legal representative of a Holder in connection herewith (i) must be in writing and (ii) may be served either by (a) depositing the same in the United States mail, full postage prepaid, certified or registered with return receipt requested, (b) delivering the same by a nationally recognized air courier service requiring acknowledgment of delivery, full delivery cost paid, (c) delivering the same in person, or (d) sending a telecopy of the same (confirmed by appropriate answerback), confirmed with a copy thereof delivered either by mail or air courier service or in person as provided herein. Any such notice, request or other communication shall be effective only if and when it is received by the addressee; provided that notice received by telecopier other than during the recipient's normal business hours will be effective at the beginning of the recipient's next business day. For the purposes hereof, the addresses of the parties hereto are as follows: (i) the Company - Franklin Bank Corp., c/o Ranieri & Co., Inc., 50 Charles Lindbergh Blvd., Suite 500, New York, NY 11553-3600; and (ii) the Holders, their spouses and legal representatives: the addresses shown on the stock transfer records of the Company. Any party hereto may change its address for the purposes hereof by giving written notice of such change of address to the Company in the manner provided herein.

                  13.7 ENTIRE AGREEMENT. This Agreement constitutes the full understanding of the parties and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes all prior negotiations, understandings and agreements, whether written or oral, between the parties, their affiliates, and their respective principals, shareholders, directors, officers, employees, consultants and agents with respect thereto.

                  13.8 AMENDMENTS AND WAIVERS. No alteration, modification, amendment, change or waiver of any provision of this Agreement shall be effective or binding on any party hereto unless the same is in writing and is executed by the Company and the holders of at least the Required Voting Percentage at the time thereof; provided, however, that the Company may amend this Agreement without the consent of any Holder (i) to cure any ambiguity or to cure, correct or supplement any defective provision contained herein, or to make any other provision with respect to matters or questions hereunder as the Company may deem necessary or advisable, provided that such action shall not affect adversely the interests of any Holder or (ii), in the event that a Holder experiences a Regulatory Problem (as defined below) and provides the Company with a written request detailing such Regulatory Problem and requesting that this Agreement be amended to address any time limitations imposed on such Holder under this Agreement due to such Regulatory Problem, to modify the notice and waiting periods of Sections 3 and 4 of this Agreement so as to allow such Holder the opportunity to take action to avoid the Regulatory Problem and to complete any transaction in Stock within the time period imposed by such Regulatory Problem. Similarly, the notice and waiting periods of Sections 3 and 4 of this Agreement may be amended by the Company if the Company experiences a Regulatory Problem. "Regulatory Problem" shall mean any set of facts or circumstances wherein the Holder and/or the Company reasonably believes that an acquisition or Disposition of Stock pursuant to this Agreement may require a notice, filing or approval with or by a governmental authority.

                  13.9 MODIFICATION AND SEVERABILITY. If a court of competent jurisdiction declares that any provision of this Agreement is illegal, invalid or unenforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully legal, valid or enforceable. If such court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, then such provision shall be severed from this Agreement, this Agreement and the rights and obligations of the parties hereto shall be construed as if this Agreement did not contain such severed provision, and this Agreement otherwise shall remain in full force and effect.

                  13.10 ENFORCEABILITY. This Agreement shall be enforceable by and against the Company, the Holders and their respective spouses, guardians, heirs, legatees, executors, legal representatives, administrators, and permitted successors and assignees.

                  13.11 NO THIRD-PARTY BENEFICIARIES. No person or entity not a party to this Agreement shall have any rights under this Agreement as a third-party beneficiary or otherwise.

                  13.12 REMEDIES. Each Holder acknowledges that in the event of any Disposition or attempted Disposition by such Holder in breach of this Agreement, the other parties hereto (i) would be irreparably and immediately harmed by such breach, (ii) could not be made whole by monetary damages, and
(iii) shall be entitled to temporary and permanent injunctions (or their functional equivalents) to prevent any such breach and/or to compel specific performance with this Agreement, in addition to all other remedies to which such parties may be entitled at law or in equity.

                  13.13 GENDER, NUMBER AND PERSON. As used herein, any reference to (i) the masculine, feminine or neuter gender includes the other two genders, (ii) the singular or plural number includes the other number, and (iii) a person or third party includes both natural persons and entities.

                  13.14 GOVERNING LAW. This Agreement shall be governed by, construed under, and enforced in accordance with the laws of the State of Delaware without reference to the conflict-of-laws provisions thereof.

                  13.15 MULTIPLE COUNTERPARTS. This Agreement may be executed by the parties hereto in multiple counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one and the same instrument.

         This Agreement is executed and delivered by the Company, each Holder and spouse (if any) on the dates indicated below to be effective as of the Effective Date.

                                    Company:

                                    FRANKLIN BANK CORP.

                                    By:_________________________________
                                    Name:
                                    Title:

                                    Date of execution: April 9, 2002

             CLASS B COMMON STOCKHOLDER SIGNATURE PAGE: INDIVIDUAL

                                   Shares of Class B
                                  Common Stock Owned            Date of
Name and Signature               at Time of Execution          Execution
------------------               --------------------          ---------

-------------------------    --------------------------   ----------------------

-------------------------    --------------------------   ----------------------

-------------------------

-------------------------
Spouse

THE STATE OF __________ )
                        )
COUNTY OF _____________ )

         This instrument was acknowledged before me on the _____ day of ___________, 2002, by_________________.

                              __________________________________________________
                              Name: ____________________________________________
                              Notary Public in and for the State of ____________ My commission expires: ___________________________

               CLASS B COMMON STOCKHOLDER SIGNATURE PAGE: ENTITY

                              Shares of Class B
                              Common Stock Owned                  Date of
Name and Signature           at Time of Execution                Execution
------------------           --------------------                ---------

---------------------     ---------------------------         ------------------

By:_______________________
Name:_____________________
Title:____________________

THE STATE OF __________ )
                        )
COUNTY OF _____________ )

         This instrument was acknowledged before me on the _____ day of ___________, 2002, by__________________.

                              __________________________________________________
                              Name: ____________________________________________
                              Notary Public in and for the State of ____________ My commission expires:____________________________

                                                                      SCHEDULE I

                               ADOPTION AGREEMENT

         This Adoption Agreement ("Agreement") is executed by the person or entity named as "Transferee" below pursuant to the terms of the Franklin Bank Corp. Class B Stockholders Agreement dated as of ______________, 2002 (the "Stockholders Agreement").

         1. ACKNOWLEDGMENT. Transferee acknowledges that Transferee is acquiring certain Stock of Franklin Bank Corp., a Delaware corporation ("Company"), subject to the terms and conditions of the Stockholders Agreement.

         2. AGREEMENT. Transferee (1) agrees that Transferee and the Stock, as defined in the Stockholders Agreement, acquired by Transferee shall be bound by and subject to the terms of the Stockholders Agreement, and (2) adopts the Stockholders Agreement with the same force and effect as if Transferee were originally a party thereto.

         3. NOTICE. Any notice required or permitted by the Stockholders Agreement shall be given to Transferee at the address listed below Transferee's signature.

         4. JOINDER. The spouse of Transferee, if applicable, executes this Agreement to acknowledge that it is fair and in such spouse's best interests and to bind such spouse's community interest, if any, in the Stock to the terms of the Stockholders Agreement.

         This Agreement is executed by Transferee on ________________________.

TRANSFEREE:                                            SPOUSE (if applicable):

__________________________                             _________________________
Signature                                              Signature

__________________________                             _________________________
Print name                                             Print name

__________________________
__________________________
Address

THE STATE OF __________ )
                        )
COUNTY OF _____________ )

         This instrument was acknowledged before me on the _____ day of ___________, 20__, by _______________.

                            ____________________________________________________
                            Name: ______________________________________________
                            Notary Public in and for the State of ______________ My commission expires: _____________________________

         Agreed to on behalf of itself and as attorney-in-fact for all Holders and their respective spouses pursuant to Section 13.3 of the Stockholders Agreement on ______________________.

                                                   FRANKLIN BANK CORP.

                                                   By: _________________________
                                                       President

                                      I-2